EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the inclusion in this registration statement on Form S-4 (File No. 333-59359) of our report dated March 3, 1998, except for the last paragraph of Note 2, as to which the date is March 31, 1998, on our audits of the financial statements of Fine Air Services Corp. We also consent to the reference to our firm under the caption, "Experts."

PricewaterhouseCoopers LLP

Miami, Florida
September 15, 1998